Exhibit 99.1

Contact:
Joe LoBello / Scott Cianciulli
Brainerd Communicators 212.986.6667
lobello@braincomm.com
cianciulli@braincomm.com
ViaSat Completes Acquisition of WildBlue Communications
Carlsbad, CA — December 15, 2009 — ViaSat Inc. (Nasdaq: VSAT), a producer of innovative satellite and other wireless communication systems, has completed the previously announced acquisition of privately-held WildBlue Communications Inc., the premier Ka-band satellite broadband service provider. In acquiring WildBlue, ViaSat gains one of the most successful and fastest growing wholesale and retail broadband service providers in the United States. The combination of ViaSat and WildBlue sets the stage for accelerated growth and expansion of the WildBlue broadband service using ViaSat next generation network technology, featuring the high-capacity ViaSat-1 satellite scheduled to launch in early 2011.
     “The WildBlue acquisition advances our entry into the Ka-band broadband service business by over a year and more completely establishes the financial and strategic framework to capture the value anticipated from the ViaSat-1 satellite. We also believe the resources and skills of the WildBlue team add greater momentum to our plans to bring satellite broadband to new markets and applications on a global scale,” said Mark Dankberg, ViaSat chairman and CEO.
     ViaSat expects to provide a current financial outlook for fiscal year 2011, including the effects of the acquisition, at its next earnings conference call scheduled for early February 2010.
About ViaSat (www.viasat.com)
     ViaSat produces innovative satellite and other digital communication products that enable fast, secure, and efficient communications to virtually any location. The company provides networking products and managed network services for enterprise IP applications; is a key supplier of network-centric military communications and encryption technologies and products to the U.S. government; and is the primary technology partner for gateway and customer-premises equipment for consumer and mobile satellite broadband services. ViaSat also offers design capabilities and a number of complementary products including monolithic microwave integrated circuits and modules, DVB-S2 satellite communication components, video data link systems, data acceleration and compression, and mobile satellite antenna systems. ViaSat is based in Carlsbad, CA, has major locations in Duluth, GA, and Germantown, MD (Comsat Laboratories division), and additional field offices and service centers worldwide.
About WildBlue (www.wildblue.com)
     WildBlue Communications Inc. was established to provide broadband access to consumers and small offices in areas unserved and underserved by terrestrial broadband Internet services. WildBlue high-speed satellite broadband service is easy to use, reliable, always on, and significantly faster than standard dial-up
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ViaSat News
service. It opens up a window to a world of rich content that is largely unavailable through dial-up service and is accessible in areas traditionally underserved by cable modem or DSL service. Service is available in the contiguous United States.
Safe Harbor Statement
This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934, including statements that refer to accelerated growth and expansion; integration activities; the anticipated value of the combined business to customers and partners; the expected performance of WildBlue service, along with the ViaSat-1 satellite; anticipated growth and trends in the business or key markets of ViaSat, WildBlue, and the combined company; and plans, objectives and strategies for future operations. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ include: the ability of ViaSat to successfully integrate WildBlue operations and employees; the ability to realize anticipated benefits of the proposed acquisition, including the expectation of greater revenue opportunities, operating efficiencies, and cost savings; the ability to ensure continued performance and market growth of WildBlue’s business; the ability to have manufactured or successfully launch ViaSat-1, or implement the related satellite service; the ability to realize anticipated increases in capacity, user speeds, and quality by combining ViaSat-1 and WildBlue; continued turmoil in global financial markets and economies; the availability and cost of credit; the ability to successfully develop, introduce, and sell new products and enhancements; changes in relationships with key customers, suppliers, distributors, resellers, and others as a result of the acquisition; and other factors affecting the communications industry generally. In addition, please refer to the risk factors contained in ViaSat’s SEC filings available at www.sec.gov, including ViaSat’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The companies undertake no obligation to update or revise any forward-looking statements for any reason.
Comsat Labs and Comsat Laboratories are trade names of ViaSat Inc. Neither Comsat Labs nor Comsat Laboratories is affiliated with COMSAT Corporation. “Comsat” is a registered trademark of COMSAT Corporation.

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